UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 26, 2007

Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2007, The Gymboree Corporation, a Delaware corporation (the “Company”), entered into a Ninth Amendment to Credit Agreement (the “Ninth Amendment”), dated as of November 21, 2007, by and between the Company and certain of its subsidiaries and the Bank of America, N.A. The Ninth Amendment amends certain terms of the Credit Agreement dated as of August 11, 2003, as previously amended, to (1) increase the maximum revolving loan limit from an aggregate principal amount of $80,000,000 to $120,000,000 and (2) permit the Company to purchase, redeem or otherwise acquire shares of its capital stock for cash in an aggregate amount of up to $175,000,000 under certain circumstances, an increase from $150,000,000 as permitted under the terms of the Eighth Amendment to Credit Agreement dated July 31, 2007.

The foregoing summary of the Ninth Amendment is qualified in its entirety by the terms of the Ninth Amendment, which is filed with this report as Exhibit 10.85 and incorporated herein by reference.

Item 8.01	Other Events.

On November 27, 2007, the Company issued a press release announcing the completion of its previously authorized share repurchase program and the authorization of a new share repurchase program. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.85	Ninth Amendment to Credit Agreement, dated as of November 21, 2007

99.1	Press release of The Gymboree Corporation issued November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: November 29, 2007	By:	/s/ BLAIR W. LAMBERT
		Name:	Blair W. Lambert
		Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.85	Ninth Amendment to Credit Agreement, dated as of November 21, 2007

99.1	Press release of The Gymboree Corporation issued November 27, 2007.